                                                                           424(B)(3) PROSPECTUS SUPPLEMENT
Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-187917

PROSPECTUS SUPPLEMENT NO. 2
(to Prospectus dated October 4, 2013)

Romantique Ltd.

353,875 Shares of Common Stock

This Prospectus Supplement No. 2 supplements and amends our Prospectus dated October 4, 2013, as amended and supplemented. This Prospectus Supplement includes our attached Quarterly Report on Form 10-Q for the quarter ended November 30, 2013, as filed with the Securities and Exchange Commission on January 21, 2014, and updates the disposition of the shares offered by selling shareholdings in the Prospectus.

The Prospectus and this Prospectus Supplement relate to the disposition from time to time by the selling shareholders identified in the Prospectus, transferees of up to 353,875 shares of our common stock. Romantique Ltd. is not selling any common stock under the Prospectus and this Prospectus Supplement, and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

This Prospectus Supplement should be read in conjunction with the Prospectus and any prospectus supplements filed before the date hereof. Any statement contained in the Prospectus and any prospectus supplements filed before the date hereof shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

Investing in our common stock involves certain risks. You should review carefully the risks described under “Risk Factors” beginning on page 5 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Prospectus Supplement No. 1 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 31, 2014.

SELLING SHAREHOLDERS

The shares of Common Stock being offered for sale by the selling shareholders hereunder consist of 353,875 shares of our Common Stock held by  thirty-eight (38)shareholders who purchased the Common Stock in an offering exempt from registration pursuant to the exemption provided by Regulation D. Less than $5,000,000 was offered and there was less than 35 “unaccredited investors” as that term is defined in Rule 501 of Regulation D. There was no general solicitation or advertising. A Form D has been filed with the Commission.

Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

The selling shareholders may from time-to-time offer and sell any or all of their shares during the duration of this Offering. The selling shareholders will offer the shares at a fixed price of $2.00 until such time as the shares are listed on an exchange or quoted on an Over-the-Counter market such as the OTC-BB, OTC-QX or OTC-BB markets .

All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling shareholder as of the date of this Prospectus, the shares of Common Stock covered by this Prospectus that may be disposed of by each of the selling shareholders, and the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling shareholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Except as may be indicated below, no selling shareholder is the beneficial owner of any additional shares of Common Stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling shareholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling shareholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, or, directly or indirectly, with any person to distribute the stock.

The following table sets forth, with respect to the selling shareholders: (i) the number of shares of Common Stock beneficially owned as of January 31, 2014; (ii) the total percentage of shares beneficially owned prior to the Offering; (iii) the maximum number of shares of Common Stock that may be sold by the selling shareholders under this Prospectus; (iv) the number of shares of Common Stock that will be owned after the offering by the selling shareholders; and (v) the total percentage of shares beneficially owned upon completion of the Offering. All shareholders listed below are eligible to sell their shares. The percentage ownerships set forth below are based on 10,441,250 shares outstanding as of the date of this Prospectus Supplement.

Name of Selling Shareholder	Total Number of Shares Beneficially Owned As of the Date of this Prospectus Supplement(5)	Total Percentage of Shares Beneficially Owned As of the Date of This Prospectus Supplement(5)	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Total Percentage of Shares Beneficially Owned Upon Completion of Offering (4)

MENACHEM ABRAMOV	100	0	100	0	0
MENDEL BARBER	100	0	100	0	0
YITCHOK BARBER	100	0	100	0	0
NISSEN BECKERMAN	100	0	100	0	0
SOLOMON CARLEBACH	100	0	100	0	0
BRUCE FEDERMAN	4,500	0	50,000	0	0
SAMUEL FETTMAN	100	0	100	0	0
YITSCHEK FISCH	250	0	250	0	0
PINCUS FRIEDMAN	100	0	100	0	0
MARC FRIES	100	0	100	0	0
SOL GUTLEIZER	100	0	100	0	0
JACK GUTTMAN	100	0	100	0	0
JOSH GUTTMAN	100	0	100	0	0
DROR IYOU (3)	25,000	.23	50,000	0	0
DAVID JAROSLAWICZ	100	0	100	0	0
BRIAN JEDWAB	100	0	100	0	0
RICHARD JEDWAB	100	0	100	0	0
ZALMAN KOMAR	100	0	100	0	0
MARTIN KURLANDER	100	0	100	0	0
DAVID LIVI	100	0	100	0	0
KUROSH LIVI	100	0	100	0	0
ILAN MANDEL	100	0	100	0	0
MIACOMET FUNDS HOLDING (1)	25,000	.23	50,000	0	0
MORDECHAI NAGEL	100	0	100	0	0
BRIAN NATANOV	100	0	100	0	0
BVH HOLDINGS LLC (2)	7,800	0	50,000	0	0
JOSEPH POPACK	100	0	100	0	0
MENDEL RASKIN	500	0	500	0	0
YEHUDA SCHMUKLER	10,000	0	50,000	0	0
MENACHEM SCHNEERSON	100	0	100	0	0
JEFFREY SIMON	100	0	100	0	0
LEIB SIMPSON	100	0	100	0	0
YOSEF SIMPSON	100	0	100	0	0
LEONARD SPECTOR	100	0	100	0	0

STEVEN SPECTOR	100	0	100	0	0
DAVID SPUTZ	100	0	100	0	0
SCHNEUR WILHELM	14,500	0	100,000	0	0
JEFFREY ZWICK	100	0	100	0	0

(1)	The principal of Miacomet Funds Holding is Lowell Kronowitz. Miacomet Funds Holding is a retail client of Romantique Ltd.
(2)	The principal of BVH Holdings is Abe New.
(3)	Dror Iyou is a supplier of diamonds to Romantique Ltd.
(4)	Assumes sale of all of the shares held by the selling shareholders. There can be no assurance that the selling shareholder will sell any or all of the shares offered hereby.
(5)	Indicates shares remaining after any sales to date

The selling shareholders are friends, acquaintances, relatives or associates of any of the three directors of Romantique Ltd.

The percentages set forth are not determinative of the selling shareholder’s beneficial ownership of Common Stock pursuant to Rule 13d-3 or any other provision under the Exchange Act (as defined below).

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒                 QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended November 30, 2013

OR

☐                 TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 000-1574097

ROMANTIQUE LTD.
(Exact name of registrant as specified in its charter)

New York	46-0956015
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

64 West 48th Street, Suite 1107, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

212-840-8477
(Registrant’s Telephone Number, Including Area Code)

(Former Name, Former Address and Former Fiscal year, if changed since last report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days:

Yes ☒  No ☐

            Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes  ☐  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act):

Yes ☐  No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:

As of  January 31, 2014, there were 10,441,250 shares of the registrant’s common stock outstanding.

ROMANTIQUE LTD.

ROMANTIQUE LTD.
CONDENSED BALANCE SHEET

	November 30, 2013	May 31, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$26,793	$39,086
Accounts Receivable, Net	2,684,243	752,923
Inventories	1,550,234	1,789,394
Prepaid Expenses	7,640	32,031
Deferred Taxes	13,500	13,500
Total Current Assets	4,282,410	2,626,934

Property and Equipment, Net	10,514	10,967

Security Deposits	2,000	2,000

Total Assets	$4,294,924	$2,639,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$1,884,367	$1,679,891
Accrued Expenses	22,320	75,526
Loans Payable - Factor	978,480	-
Loans Payable – Related Parties	209,632	-
Income Taxes Payable	78,743	36,600
Total Current Liabilities	3,173,543	1,792,017

Long-Term Debt:
Convertible Note Payable – Related Party	74,000	74,000

Total Liabilities	3,247,542	1,866,017

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 10,000,000 shares authorized, none issued and outstanding at November 30, 2013 and May 31, 2013	-	-
Common Stock, $.0001 par value; 50,000,000 shares authorized, 10,441,250 and 10,353,750 shares issued and outstanding at November 30, 2013 and May 31, 2013, respectively	1,044	1,035
Additional Paid-In Capital	845,558	685,567
Retained Earnings	200,780	87,282

Total Stockholders’ Equity	1,047,382	773,884

Total Liabilities and Stockholders’ Equity	$4,294,924	$2,639,901

The accompanying notes are an integral part of these financial statements.

ROMANTIQUE LTD.
CONDENSED STATEMENT OF INCOME

		For the Period		For the Period
	For the Three	September 6, 2012	For the Six	September 6, 2012
	Months Ended	(Inception) to	Months Ended	(Inception) to
	November 30, 2013	November 30, 2012	November 30, 2013	November 30, 2012
	(Unaudited)		(Unaudited)

Sales - Net	$1,525,577	$1,460,484	$3,816,315	$1,460,484

Costs and Expenses:
Cost of Sales	1,192,704	1,191,505	2,817,163	1,191,505
Officer’s Compensation	6,001	44,250	78,556	44,250
Professional and Consulting Fees	155,530	14,725	351,167	14,725
Selling, General and Administrative Expenses	166,175	14,506	378,081	14,506
Provision for Bad Debts	-	14,600	-	14,600
Total Costs and Expenses	1,520,410	1,279,586	3,624,967	1,279,586

Income from Operations	5,167	180,898	191,348	180,898

Other Income (Expense):
Interest Expense – Related Party	(740)	(600)	(1,480)	(600)
Interest Expense – Accounts Receivable Financings	(13,470)	-	(13,470)	-
Total Other Income (Expense)	(14,210)	(600)	(14,950)	(600)

Income (Loss) before Income Tax Provision	(9,043)	180,298	176,398	180,298

Income Tax Provision	3,700	61,000	62,900	61,000
Net Income (Loss)	$ (12,743)	$119,298	$113,498	$119,298

Income (Loss) Per Common Share - Basic	$ (0.00)	$0.01	$0.01	$0.01

Basic Weighted Average Shares	10,368,173	10,000,000	10,360,922	10,000,000

Income (Loss) Per Common Share – Diluted	$ (0.00)	$0.01	$0.01	$0.01

Diluted Weighted Average Shares	10,405,173	10,023,639	10,397,922	10,023,639

The accompanying notes are an integral part of these financial statements.

ROMANTIQUE LTD.
CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2013
(Unaudited)
	Common Stock		Additional Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance, June 1, 2013	10,353,750	$1,035	$685,567	$87,282	$773,884

Issuance of Common Stock for services
November 13, 2013	87,500	9	174,991	-	175,000

Offering Costs	-	-	(15,000)	-	(15,000)

Net Income for the Six Months Ended
November 30, 2013	-	-	-	113,498	113,498

Balance, November 30, 2013	10,441,250	$1,044	$845,558	$200,780	$1,047,382

The accompanying notes are an integral part of these financial statements.

ROMANTIQUE LTD.
CONDENSED STATEMENT OF CASH FLOWS

	For the Six Months Ended November 30, 2013	For the Period September 6, 2012 (Inception) to November 30, 2012
	(Unaudited)
Cash Flows from Operating Activities:
Net Income	$113,498	$119,298
Adjustments to Reconcile Net Income to Net Cash
(Used) in Operating Activities:
Depreciation	1,603	80
Common Stock Issued for Services	175,000	-
Deferred Taxes	-	(7,000)
Reserve for Doubtful Accounts and Sales Returns and Allowances	1,824	28,600
Changes in Assets and Liabilities:
(Increase) in Accounts Receivable	(1,965,228)	(1,462,379)
Decrease in Inventories	239,160	-
Decrease in Prepaid Expenses	24,391	-
Increase in Accounts Payable	204,476	1,172,358
Increase (Decrease) in Accrued Expenses	(21,122)	54,090
Increase in Income Taxes Payable	42,143	68,000
Net Cash (Used) in Operating Activities	(1,184,255)	(26,953)

Cash Flows from Investing Activities:
Capital Expenditures	(1,150)	(4,808)
Net Cash (Used) In Investing Activities	(1,150)	(4,808)

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	-	1,000
Proceeds of Convertible Note – Related Party	-	74,000
Proceeds of Loans Payable – Related Parties	354,632	-
Payments of Loans Payable – Related Parties	(145,000)	-
Payments of Offering Costs	(15,000)	(16,200)
Proceeds from Loans Payable – Factor	978,480	-
Net Cash Provided by Financing Activities	1,173,112	58,800

Increase (Decrease) in Cash and Cash Equivalents	(12,293)	27,039

Cash and Cash Equivalents – Beginning of Period	39,086	-

Cash and Cash Equivalents – End of Period	$26,793	$27,039

Supplemental Disclosure of Cash Flow Information
Interest Paid	$7,309	$-
Income Taxes Paid	$25,850	$-

The accompanying notes are an integral part of these financial statements.

ROMANTIQUE LTD.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -                Summary of Significant Accounting Policies

Organization and Basis of Presentation

Romantique Ltd. (“the Company”) was incorporated on September 6, 2012 under the laws of the State of New York.  The Company is a wholesaler and manufacturer of jewelry including pendants, bracelets and earrings.  Operations commenced on October 1, 2012 and the Company has selected May 31 as its fiscal year.

In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein.  These financial statements are condensed and therefore do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  These condensed financial statements should be read in conjunction with the Company’s May 31, 2013 audited financial statements and notes included in the registration statement on Form S-1, Amendment No. 3 filed on September 3, 2013.

Results of operations for interim periods are not necessarily indicative of the results of operations for a full year.

                Cash and Cash Equivalents

The Company considers all highly-liquid investments purchased with a maturity of three months or less to be cash equivalents.  As of November 30, 2013 and 2012, the Company did not have any cash equivalents.

Inventories

Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out method.

Property and Equipment

Property and equipment is carried at cost less accumulated depreciation.  Depreciation is computated by the straight-line method over the estimated useful lives of the related assets, which is five years.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments are provided for in the same period the related sales are recorded. Provision for sales returns and allowances that were netted against sales amounted to $30,190 for the six months ended November 30, 2013 and $14,000 for the period September 6, 2012 (inception) to November 30, 2012.

ROMANTIQUE LTD.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -                Summary of Significant Accounting Policies (Continued)

Advertising Costs

Advertising costs are charged to operations when incurred.  Advertising costs during the six months ended November 30, 2013 was $2,100.  There were no advertising costs incurred during the period September 6, 2012 (inception) through November 30, 2012.

Deferred Income Taxes

The Company accounts for deferred income taxes using the asset and liability method, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Net Income Per Share

Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per common share is computed by dividing net income by the weighted average number of common shares and dilutive common share equivalents and convertible securities then outstanding.

The following provides a reconciliation of the shares used in calculating the per share amounts for the periods presented:

	For the Six Months Ended November 30, 2013	For the Period September 6, 2012 (Inception) to November 30, 2012
	(Unaudited)
Numerator:
Net income	$113,498	$119,298
Denominator:
Basic weighted-average shares	10,360,922	10,000,000
Effect of dilutive securities:
Convertible Debt	37,000	23,639
Diluted weighted-average shares	10,397,922	10,023,639

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period.  Actual results could differ from those estimates.  Management uses its best judgment in valuing these estimates, and may, as warranted, solicit external professional advice and other assumptions believed to be reasonable.

ROMANTIQUE LTD.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 -                Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact.  The guidance describes a fair value hierarchy based on the levels of inputs, or which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company's financial instruments include cash and cash equivalents, accounts receivable and accounts payable.  These items are determined to be a Level 1 fair value measurement.

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and loans payable approximates fair value because of the short maturity of these instruments.  The recorded value of long-term debt approximates its fair value as the terms and rates approximate market rates.

Recent Accounting Pronouncements

Management does not believe there would have been a material effect on the accompanying financial statements had any recently issued, but not yet effective, accounting standards been adopted in the current period.

NOTE 2 -                Inventories

Inventories consist of the following:

	November 30, 2013	May 31, 2013
	(Unaudited)
Raw Materials	$1,127,955	$1,508,981
Finished Goods	378,648	228,848
Sales Samples	43,631	51,565
	$1,550,234	$1,789,394

Inventories are pledged as security for the Company’s Accounts Receivable Financing Agreement (see Note 8).

ROMANTIQUE LTD.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 -                Property and Equipment

Property and equipment consists of the following:

	November 30, 2013	May 31, 2013
	(Unaudited)
Office Equipment	$8,066	$6,916
Computers	4,808	4,808
	12,874	11,724
Less: Accumulated Depreciation	2,360	757
	$10,514	$10,967

Depreciation expense was $1,603 for the six months ended November 30, 2013 and $80 for the period September 6, 2012 (inception) through November 30, 2012.

NOTE 4 -                Convertible Note Payable – Related Party

Convertible note payable to the Company’s president is summarized as follows:

	November 30, 2013	May 31, 2013
	(Unaudited)
Note Payable, bearing interest at 4% per annum, and due December 31, 2015. The note is Convertible into shares of the Company’s Common stock at a conversion rate of $2 per share, subject to adjustment upon the occurrence of certain events including stock dividends, stock split or combinations and reclassifications.	$74,000	$74,000

NOTE 5 -                Loans Payable – Related Parties

Loans payable to related parties is summarized as follows:

	November 30, 2013	May 31, 2013
	(Unaudited)
Loans payable to the Company’s President and CEO. The loans are payable on demand and non-interest bearing, and are subordinated to the factor.	$209,632	$-

NOTE 6 -                Commitments and Contingencies

In July 2013 the Company entered into a three year consulting agreement with Sands Point Associates, LLC and its CEO, Robert McMullan.  The compensation for the first year is $125,000, the second year is $200,000 and the third year is $200,000.  The agreement calls for the Company to issue Mr. McMullan an aggregate of 500,000 shares of common stock of which 50,000 shares vested upon the commencement and 450,000 shares shall be subject to quarterly vesting over three years while the agreement is in full force and effect.  In addition, the consultant may be eligible for performance bonuses and calls for reimbursement of out of pocket expenses.  This consulting agreement may be terminated by either party, with or without cause, upon thirty days written notice.  The Company recorded consulting fee expense of $226,900 for the six months ended November 30, 2013 of which $100,000 was in connection with the 50,000 shares vested.  Additionally the Company issued 37,500 shares which were vested at $2 per share at November 1, 2013 for $75,000.

ROMANTIQUE LTD.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 -                Commitments and Contingencies (Continued)

On October 9, 2013 the Company entered into a four month consultant agreement with a consultant.  The consultant agreement calls for the issuance of 25,000 shares of the Company’s common stock as compensation.  The shares are to be issued under a Form S-8 Registration to be undertaken by the Company as soon as practicable.  No shares have been earned or issued under this agreement.

NOTE 7 -                 Related Party Transactions

On October 1, 2012 the Company entered into a one-year consulting agreement with Isaac Gurary, under which he was to provide certain business and corporate marketing services to the Company for an annual consulting fee of 3% of net sales during the term of the agreement.  As of November 30, 2013 the amount owed to Mr. Gurary was $78,556.  As at May 31, 2013, the Company has recorded accrued compensation to Mr. Gurary in the amount of $64,531.  These amounts are included in accounts payable and accrued expenses respectively at November 30, 2013 and May 31, 2013, respectively.  Mr. Gurary serves as the Company’s President and is a significant stockholder of the Company.

During the six months ended November 30, 2013, the Company purchased approximately 59% of its merchandise from Classique Creations LLC (“Classique”), a company that is owned by the mother of the Company’s President.

Included in accounts payable at November 30, 2013 and May 31, 2013 are amounts owed to Classique totaling $1,650,428 and $656,002, respectively.

Included in cost of sales for the six months ended November 30, 2013 are amounts attributable to Classique of approximately $1,643,000.

Payment terms to Classique are one to twelve months and the manner of settlement is cash payment.

Pursuant to the Accounts Receivable Financing Agreement (See Note 8), accounts payable to Classique totaling $500,000 are subordinated to the finance company.

The Company rents office space from a Company affiliated with the Company’s president on a month to month basis.  The agreement calls for rent at $2,060 per month.  Rent expense was $14,360 for the six months ended November 30, 2013, and $4,000 for the period September 6, 2012 (Inception) to November 30, 2012.

NOTE 8 -                Financing Agreement

On September 30, 2013 the Company entered into an Account Receivable Financing Agreement with Rosenthal & Rosenthal, Inc. (“Rosenthal”) pursuant to which Rosenthal shall provide the Company with a line of credit up to $1,000,000.  Loans made under the Accounts Receivable Financing Agreement bear interest at prime rate plus 3.5% and are subject to certain financial covenants.  As security for these loans, Rosenthal has placed liens on the Company’s accounts receivable, inventories, and all other assets.  In addition, the loans have been personally guaranteed by Yitzchok Gurary, and his parents, Mordechai Gurary and Leah Gurary.

ROMANTIQUE LTD.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 -                Financing Agreement (Continued)

The Accounts Receivable Financing Agreement calls for the subordination of certain of the Company’s debt as follows:

Accounts Payable – Classique Creations, LLC	$500,000
Demand Loans Payable – Yitzchok Gurary	$209,000

In addition, the Company has granted Rosenthal a Landlord Subordination agreement.

In connection with the Accounts Receivable Finance Agreement, the Company has borrowed $978,480 net as of November 30, 2013.  The Accounts Receivable Financing Agreement expires September 30, 2015.

NOTE 9 -                Preferred Stock

The Company’s Board of Directors may issue shares of preferred stock in series and at the time of issuance, determine the rights, preferences and limitation of each series. The holders of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the common stock. Furthermore, the board of directors could issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock.

NOTE 10 -              Major Suppliers

During the six months ended November 30, 2013, the Company purchased approximately $1,643,000 (approximately 59%) of its merchandise from one manufacturer that is a related party (see Note 7).

In addition, the Company purchased merchandise from 1 vendor which amounted to approximately 18% of total purchases during the six months ended November 30, 2013.

NOTE 11 -              Income Taxes

Income tax provision consists of the following:

	For the Six Months Ended November 30, 2013	For the Period September 6, 2012 (Inception) to November 30, 2012
	(Unaudited)
Current:
Federal	$57,400	$63,000
State and Local	5,500	5,000
	62,900	68,000
Deferred:
Federal (Benefit)	-	(5,000)
State and Local (Benefit)	-	(2,000)
	-	(7.000)
	$62,900	$61,000

ROMANTIQUE LTD.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 11 -              Income Taxes (Continued)

Deferred tax assets consist of the following:

	November 30, 2013	May 31, 2013
	(Unaudited)

Reserve for Bad Debts	$7,000	$7,000
Reserves for Sales Returns and Allowances	6,500	6,500
	13,500	13,500

The federal statutory income tax rate is reconciled to the effective rate as follows:

	For the Six Months Ended November 30, 2013	For the Period September 6, 2012 (Inception) to November 30, 2012
	(Unaudited)

Tax provision at Federal Statutory rate	34.0%	34.0%

State and local income taxes, net of federal tax benefit	(2.1)	1.7

Provision for bad debts and allowances for sales returns	-	(1.9)

Effective tax rate	31.9%	33.8%

Note 12 -                Subsequent Events

On December 3, 2013, Sands Point Associates, LLC, a consultant for the company, notified the company of its intent to terminate the consulting agreement dated July 26, 2013.  Pursuant to the terms of the consulting agreement, the termination took effect January 2, 2014.  There is no additional compensation due Sands Point Associates, LLC.

Item 2.    Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

You should read the following discussion in conjunction with our  financial statements and related notes thereto. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors

This quarterly report contains forward-looking statements as that term is defined in the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.  In this quarterly report, unless otherwise specified, all dollar amounts are expressed in United States dollars.  All references to “common stock” refer to our shares of common stock.

Critical Accounting Policies and Estimates

The condensed  financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB No. 101).  SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments are provided for in the same period the related sales are recorded.

As used in this quarterly report, the terms “we”, “us”, “our”, “the Company” and “Romantique” means Romantique Ltd., unless otherwise indicated.

EMERGING GROWTH COMPANY

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

General

OVERVIEW

Romantique Ltd. was incorporated on September 6, 2012, under the laws of the state of New York as Ramantique Jewelry Ltd. On October 3, 2012, we amended our certificate of incorporation to change our name to Romantique Jewelry Ltd., and on December 3, 2012, we amended our certificate of incorporation to change our name to Romantique Ltd. We began operations on October 1, 2012 by selling fashion rings, pendants, earrings and bracelets to independent retailers. In December 2012, we commenced a line of bridal (engagement) rings, featuring both settings and diamonds. We believe that we are one of the few companies selling engagement rings which include the diamonds to independent retailers. For the period September 6, 2012 (inception) to May 31, 2013, we purchased over 52% of our merchandise from Classique Creations LLC, a jewelry manufacturer owned 98% by the mother of our President, Mr. Yitzchok Gurary, and 2% by Mr. Gurary’s brother, Chaim Gurary, a shareholder of Romantique.  During the six months ended November 30, 2013, we purchased approximately 59% of our merchandise from Classique Creations, LLC.  In addition, purchases from another vendor amounted to approximately18 % of total purchases during the six months ended November 30, 2013.

Currently, we purchase approximately 59% of our merchandise (excluding stones) from Classique Creations LLC.  Our website is located at www.myromantique.com.

Description of Revenues

To date, most of our revenues have been generated through the sale of rings, pendants, necklaces and earrings with stones such as diamonds, rubies and emeralds. In December 2012, we launched our line of bridal rings. Our plan is to expand our bridal ring sales, which we believe are less seasonal.

We have begun to offer complete engagement rings, including both stone and setting, and, using our managements’ experience in the jewelry industry, create rings that show the stones to their best advantage, i.e. accentuating their brilliance and hiding their imperfections.

Romantique intends to market its line of engagement rings to independent jewelers. Our target market is jewelers with between $750,000 and $5,000,000 in annual sales. Our goal is to offer engagement rings that will retail for under $5,000. We believe that by selling Romantique rings, independent jewelers will be able to compete with jewelry chain stores which sell rings in this price range. We have designed our rings to have a sophisticated look, which we believe customers will find appealing.

Employees

We currently have four (4) full time employees.

Results of Operations

Three Months Ended November 30, 2013.

Sales Revenues

For the three months ended November 30, 2013, we had net sales revenues of $ 1,525,577. These revenues arose from the sale of jewelry to various retailers.

For the three months ended November 30, 2013, our three largest customers accounted for approximately 33% of our total revenues.

Cost of Sales

Cost of Sales was $ 1,192,704 for the three months ended November 30, 2013.

Operation Expenses

General, Selling and Administrative

General, Selling and Administrative expenses were $ 166,175 for the three months ended November 30, 2013.

Officers’ Compensation

For the three months ended November 30, 2013, officers’ compensation was $6,001.

Professional and Consulting Fees

Professional and consulting fees totaled $155,530 for the quarter ended November 30, 2013.

Other Income (Expenses)

For the three months ended November 30, 2013, we had other expenses of $14,210.  These expenses were interest expenses to a related party of $740 and  accounts receivable financings of  $13,470

 Net Income (Loss)

As a result of the above, for the three months ended November 30, 2013, we had  income from operations of $5,167 and net loss of $12,743 after provision for income taxes of $3,700.  Net loss per share was $(0.00).

Six Months Ended November 30, 2013.

Sales Revenues

For the six months ended November 30, 2013, we had net sales revenues of $ 3,816,315. These revenues arose from the sale of jewelry to various retailers.

For the six months ended November 30, 2013, our three largest customers accounted for approximately 21% of our total revenues.

Cost of Sales

Cost of Sales was $2,817,163 for the six months ended November 30, 2013.

Operation Expenses
Selling, General and Administrative Expenses

Selling, General and Administrative expenses were $378,081 for the six months ended November 30, 2013.

Officers’ Compensation

For the six months ended November 30, 2013, officers’ compensation was $78,556.

Professional and Consulting Fees

Professional and consulting fees totaled $351,167 for the six months ended November 30, 2013.

Other Income (Expenses)

For the six months ended November 30, 2013, we had other expenses of $14,950.  These expenses were interest expense to a related party of $1,480 and accounts receivable financings of $13,470.

Net Income (Loss)

As a result of the above, for the six months ended November 30, 2013, we had  income from operations of $ 191,348 and net income of $113,498 after provision for income taxes of $62,900.  Net income per share was $0.01.

Liquidity and Capital Resources

Since our inception,  in addition to internally generated funds, we have been dependent on investment capital and loans as a primary source of liquidity.

At November 30, 2013, we had long term liabilities of $74,000, which represents  a  note  payable to a related party for $74,000.

On September 30, 2013 the Company entered into a financing agreement with Rosenthal & Rosenthal, Inc. (“Rosenthal”) pursuant to which Rosenthal shall provide the Company with a line of credit up to $1,000,000 (the “Accounts Receivable Financing Agreement”).  Loans made under the Accounts Receivable Financing Agreement bear interest at prime rate plus 3.5% and are subject to certain financial covenants.  As security for these loans, Rosenthal has placed liens on the Company’s accounts receivable, inventories, and all other assets.  In addition, the loans have been personally guaranteed by Yitzchok Gurary, and his parents, Mordechai Gurary and Leah Gurary.

The Accounts Receivable Financing Agreement calls for the subordination of certain of the Company’s debt as follows:

Accounts Payable – Classique Creations, LLC	$500,000
Demand Loans Payable – Yitzchok Gurary,	$209,000

In addition, the Company has granted Rosenthal a Landlord Subordination agreement.

In connection with the Accounts Receivable Financing Agreement, the Company has borrowed approximately $978,480 net as of November 30, 2013.  The Accounts Receivable Financing Agreement expires September 30, 2015.

At November 30, 2013 we had working capital of $1,108,867.
As of November 30, 2013, we had $26,793 in cash and cash equivalents.

Cash Requirements

We believe that we will need additional funds to continue operations over the next twelve months and for the implementation of our plan of operation.

Off Balance Sheet Arrangements

Romantique has no off balance sheet arrangements

Recent Private Placements

In March 2013, we closed on a private offering of our securities. Pursuant to this offering, we offered a minimum of 250,000 and a maximum of 750,000 shares of common stock at $2.00 per share. We sold 353,875 shares for a total of $707,750.  Net proceeds after offering costs were $685,602. These shares were registered with the U.S. Securities and Exchange Commission in a registration statement declared effective by the Commission on October 4, 2013.

Item 3.    Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Item 4.    Controls and Procedures

Management is required by Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 to evaluate, with the participation of the Chief Executive Officer and Chief Financial Officer, the effectiveness of disclosure controls and procedures as of the end of the period covered by this report. Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in our reports that we file or submit under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management was required to apply its judgment in evaluating and implementing possible controls and procedures.

Management, with the participation of the Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures. Based on their evaluation, as of the end of the period covered by this Form 10-Q, the Chief Executive Officer and Chief Financial Officer have concluded that such disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) are effective.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II — OTHER INFORMATION

Item 1.    Legal Proceedings

There are no material legal proceedings to which we are a party, other than ordinary routine litigation incidental to our business.

Item 1A. Risk Factors

Not applicable.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.    Defaults Upon Senior Securities

None.

Item 4.    [Removed and Reserved]

Item 5.    Other Information

On December 3, 2013, Sands Point Associates, LLC, a consultant for the company, notified the company of its intent to terminate the consulting agreement dated July 26, 2013.  Pursuant to the terms of the consulting agreement, the termination took effect January 2, 2014.  There is no additional compensation due Sands Point Associates, LLC.

Item 6.    Exhibits

The following exhibits are filed as a part of this Form 10-Q (a) Exhibits required by Item 601 of Regulation S-K.

Number	Description

(31)	Section 302 Certification

31.1	Certification of Principal Executive Officer and Principal Financial Officer Rule 13a-14(a) pursuant to Rule13a- 14(a) of the Securities Exchange Act of 1934.

(32)	Section 906 Certification

32.1	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, required by Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROMANTIQUE LTD.
(Registrant)

Date: January 20, 2014	By:	/s/ Yitzchok Gurary
Yitzchok Gurary
President, Chief Executive Officer,
Chief Financial Officer, Director